                  CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                       1934 ACT REPORTING REQUIREMENTS


                                  FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                               CURRENT REPORT

Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 1995


                              EVRO CORPORATION
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                    Florida                                         0-7870                              59-3229961
    ---------------------------------------          -----------------------------------          ----------------------
            (State of Incorporation)                              (Commission                        (I.R.S Employer
                                                                  File Number)                      Identification No.)


                7501 W. Irlo Bronson Memorial Hwy.  Suite 105
                           Kissimmee, Florida 34747
--------------------------------------------------------------------------------
              (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code      (407) 397-0550
                                                   -----------------------------

                         3101 SW 34th Avenue 905-427
                             Ocala, Florida 34474
--------------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 18, 1995, and then as amended on October 10, 1995, the Company completed a transaction to acquire at least 51% of Channel America Television Network, Inc. ("Channel America"), a Delaware corporation based in Darien, Connecticut, together with the rights to acquire, through an escrow arrangement, the remaining 49% of Channel America.

         STOCK PURCHASE. In accordance with the terms of a Stock Purchase Agreement dated July 13, 1995, as amended September 18, 1995, October 10, 1995, and October 26, 1995 by and between Channel America and the Company, and as a condition precedent to a merger of Channel America into a subsidiary of the Company, Channel America issued and delivered to the Company 27,500,000 shares of restricted common stock of Channel America, such that the Company owns a majority of the voting shares and majority control of Channel America, and will own at least 51% of the voting shares of Channel America upon completion of the debt conversion described below, at a purchase price (the "Purchase Price") equal to $1,000,000. Such purchase price is payable in the form of $200,000 in cash, which was fully paid by the Company on September 28, 1995, and subsequent payments of $800,000, with cash payments of $100,000 payable on or before October 30, 1995 and $300,000 payable on or before November 9, 1995 and $400,000 in the form of a six month promissory note bearing interest at eight percent per annum. In the event of default by the Company with respect to payment of any portion of the Purchase Price, and a failure by the Company to cure such default, the shares of Channel America's Common Stock owned by the Company will be reduced pro rata with respect to such unpaid Purchase Price.

         MERGER. The Company has issued to Channel America shares of its Series H Convertible Preferred Stock (the "Convertible Shares") which are convertible into up to 3,000,000 shares of Common Stock, in accordance with the terms of an Agreement and Plan of Merger and an Escrow Agreement, both dated as of July 13, 1995, as amended on September 18, 1995, October 10, 1995, and October 26, 1995 by and among Channel America, the Company, an as yet unincorporated subsidiary of the Company and certain key shareholders (the "Key Shareholders") of Channel America constituting a majority of the shareholders of Channel America prior to the stock purchase described above. Such convertible shares shall be held in escrow until either (a) the termination of the Merger Agreement, at which time the Convertible Shares shall be returned to the Company, or (b) such time when the Company (i) increases its number of authorized shares of the Company's common stock (the "Common Stock") from 2,500,000 shares to 35,000,000 shares and (ii) registers the shares of Common Stock to be issued to the shareholders of Channel America upon conversion of the Convertible Shares pursuant to an effective Registration Statement. The merger is subject to approval by the shareholders of each of the Company and Channel America in accordance with applicable law. The parties intend to merge Channel America into an as yet unincorporated subsidiary of the Company in exchange for up to 3,000,000 shares of Common Stock of the Company. The Merger Agreement is subject to termination by the Company or Channel America if no merger has occurred by December 31, 1995.

         DEBT CONVERSION. All certificates of merger, all common stock of Channel America owned by the Key Shareholders (representing the majority of the remaining 49% of ownership of Channel America not acquired by the Stock Purchase Agreement), the Convertible Shares, and certain other items, as more fully described in the Escrow Agreement defined above, shall be held is escrow until such time as an aggregate of 90% of the note holders and holders of preferred stock of Channel America have agreed to convert such notes and preferred stock, totaling approximately $7,768,533 in debt, into restricted common stock of Channel America. Channel America has reserved 22,838,040 shares of its common stock for such conversion.

         Channel America has not completed any filings or proxy solicitations to its shareholders, which may be required under federal or state securities laws or Delaware corporation law, with respect to the prospective acquisition of Channel America by the Company, and may be subject to sanctions and penalties as a result of such violations.

         GENERAL. Channel America currently broadcasts its programming 24 hours per day through its television network. As of September 21, 1995, Channel America has 59 affiliates with a potential reach of approximately 16.9 million US households ( actual reach is approximately 7 million to 12 million households depending on the time of day). The mix of television stations comprising the Channel America network includes 10 full power, 8 cable and 41 low power stations.

         Channel America supplies its programming from an uplink facility in Los Angeles, California operated by IDB Communications. Channel America's signal is received directly by its broadcast affiliates and reaches cable affiliates via the cable system's head-end where it is then retransmitted to subscribers. Viewers with satellite dishes can access the network directly by turning to the proper satellite coordinates.

         Channel America also holds licenses to operate four low-power television stations currently not broadcasting. Channel America has relied mainly on barter licensing, where it exchanges air time for programming. Additionally, Channel America maintains a program library consisting of approximately 750 motion pictures and 400 television programs. All titles are in good condition and are preformatted for television broadcast.

         Once the contemplated acquisition is completed, the Company intends to initially commence broadcasting its Sports & Shopping Network programming, 6 hours per day, seven days per week on Channel America's network. Thereafter, the Company will expand its shopping channel programming to 12 hours per day, seven days per week.

         Channel America is a public company, listed over-the-counter. Channel America is not current with respect to its filings with the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act"), and has not yet filed its Form 10-K annual report for the fiscal year ending December 31, 1994 or any periodic filings required thereafter pursuant to the Exchange Act.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS EXHIBITS
(a) & (b) The Company intends to file financial statements of Channel America and pro-forma financial information required by Item 7(a) and (b) as soon as is practible.

                                                                              Sequentially
(c)      Exhibits                                                            Numbered Pages
                                                                             --------------

2.1      EVRO Corporation press release dated September 26, 1995                   6

2.2      Stock Purchase Agreement by and among Channel America Television
         Network, Inc. and EVRO Corporation dated July 13, 1995                    7-13

2.3      Agreement and Plan of Merger by and among Channel America Television
         Network, Inc. and EVRO Corporation dated July 13, 1995                    14-43

2.4      Escrow Agreement by and among Channel America Television Network,
         Inc., EVRO Corporation and Scolaro, Shulman, Cohen, Lawler & Burstein,
         P.C. dated July 13, 1995                                                  44-57

2.5      Amendment Agreement I to Stock Purchase Agreement, Agreement and
         Plan of Merger, and Escrow Agreement by and among Channel America
         Television Network, Inc., EVRO Corporation and Scolaro, Shulman,
         Cohen, Lawler & Burstein, P.C. dated September 18, 1995                   58-62

2.6      Second Amended Agreement to Stock Purchase Agreement, Agreement
         of Plan and Merger, and Escrow Agreement by and among Channel America
         Television Network, Inc., EVRO Corporation and Scolaro, Shulman,
         Cohen, Lawler & Burstein, P.C. dated October 10, 1995.                    63-71

2.7      Consent to Amendment of Agreement and Plan of Merger and Escrow
         Agreement dated October 10, 1995                                          72-75

2.8      EVRO Corporation press release dated October 13, 1995                     76-77

2.9      Third Amended Agreement to Stock Purchase Agreement, Agreement
         of Plan and Merger, and Escrow Agreement by and among Channel America
         Television Network, Inc., EVRO Corporation and Scolaro, Shulman,
         Cohen, Lawler & Burstein, P.C. dated October 26, 1995.                    78-80



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Date: October 30, 1995

                                        EVRO CORPORATION


                                        By:   /s/ O. Don Lauher
                                              -----------------------------
                                              O. Don Lauher
                                              Chief Financial Officer